UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 1, 2024

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35877	46-1347456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 200

Annapolis, Maryland 21401

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (410) 571-9860

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and 6.375% Green Senior Unsecured Notes due 2034

On July 1, 2024, Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company”), issued $700,000,000 aggregate principal amount of 6.375% green senior unsecured notes due 2034 (the “Notes”) under an indenture, dated as of July 1, 2024 (the “Indenture”), between the Company, Hannon Armstrong Sustainable Infrastructure, L.P., a Delaware limited partnership (the “Operating Partnership”), Hannon Armstrong Capital, LLC, a Maryland limited liability company (“HAC”), HAT Holdings I LLC, a Maryland limited liability company (“HAT I”), HAT Holdings II LLC, a Maryland limited liability company (“HAT II”), HAC Holdings I LLC, a Delaware limited liability company (“HAC Holdings I”) and HAC Holdings II LLC, a Delaware limited liability company (“HAC Holdings II,” and collectively with the Operating Partnership, HAC, HAT I, HAT II and HAC Holdings I, the “Guarantors”), as guarantors, and U.S. Bank Trust Company, National Association, as trustee. The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers within the United States in accordance with Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. The Notes are subject to restrictions on transfer and, unless registered, may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act and other applicable securities laws. The Notes have certain registration rights, as described below.

The Company intends to utilize the net proceeds of the offering to temporarily repay a portion of the outstanding borrowings under the Company’s unsecured credit facility and to redeem the 6.00% Senior Notes due 2025 issued by the Company’s indirect subsidiaries HAT I and HAT II and guaranteed by the Company, which are green bonds. The Company will use cash equal to the net proceeds from this offering to acquire, invest in or refinance, in whole or in part, new and/or existing eligible green projects. These eligible green projects may include projects with disbursements made during the 12 months preceding the issue date and projects with disbursements to be made within two years following the issue date. Prior to the full investment of an amount equal to such net proceeds, the Company intends to invest an amount equal to such net proceeds in interest-bearing accounts and short-term, interest-bearing securities and/or may be temporarily used to repay certain indebtedness.

The Notes bear interest at a rate of 6.375% per year, payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2025. The Notes will mature on July 1, 2034, unless earlier repurchased or redeemed.

The following is a brief description of the terms of the Notes and the Indenture.

Change of Control

If a Change of Control Repurchase Event (as defined in the Indenture) occurs, the Issuer will be required (unless the Issuer has exercised its right to redeem all of the Notes by sending a notice of redemption) to offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Optional Redemption

Prior to April 1, 2034, the Issuer may redeem some or all of the Notes, at the Issuer’s option, at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium as of, together with accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption.

On and after April 1, 2034, the Issuer may redeem some or all of the Notes, at the Issuer’s option, at any time from time to time at a price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to, but excluding the applicable date of redemption.

Guarantees

When the Notes are first issued they will be guaranteed solely by the Guarantors. None of the Company’s other current or future subsidiaries will be required to guarantee the Notes in the future.

Ranking

The Notes will be:

•	senior unsecured obligations of the Issuer;

•	pari passu in right of payment with all of the Issuer’s existing and future senior unsecured indebtedness and senior unsecured guarantees;

•

effectively subordinated in right of payment to all of the Issuer’s existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness and guarantees;

•	senior in right of payment to any of the Issuer’s future subordinated indebtedness and subordinated guarantees; and

•

effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Issuer’s subsidiaries (other than any subsidiaries that are Guarantors of the Notes).

The guarantee from each Guarantor will be:

•	a senior unsecured obligation of such Guarantor;

•	pari passu in right of payment with all existing and future senior unsecured indebtedness and senior unsecured guarantees of such Guarantor;

•

effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of such Guarantor to the extent of the value of the assets securing such indebtedness and guarantees;

•	senior in right of payment to any future subordinated indebtedness and subordinated guarantees of such guarantor, and

•

effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Guarantors’ subsidiaries (other than any subsidiaries that are Guarantors of the Notes).

The Guarantors’ guarantees of the Notes and all other obligations of such Guarantor under the Indenture will automatically terminate and such Guarantor will automatically be released from all of its obligations under such guarantee and the Indenture under certain circumstances set forth in the Indenture, including if such Guarantor ceases or substantially contemporaneously ceases to (i) guarantee any Corporate Indebtedness (as defined in the Indenture) (other than the Notes and Exchange Notes (as defined in the Indenture)) and (ii) have any outstanding Corporate Indebtedness issued by such Guarantor.

Covenants

The Indenture contains covenants that, subject to a number of exceptions and adjustments, among other things:

•	impose certain requirements in order for the Company to merge or consolidate with or transfer all or substantially all of our assets to another person; and

•	create liens on the voting stock of the Issuer and certain of its subsidiaries.

Events of Default

The Indenture also provides for Events of Default which, if any of them occurs, would permit or require the principal of and accrued and unpaid interest on all the outstanding Notes to become or to be declared due and payable.

The preceding description is qualified in its entirety by reference to the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights

In connection with the issuance and sale of the Notes, on July 1, 2024, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the representatives of the initial purchasers of the Notes (the “Initial Purchasers”).

Pursuant to the Registration Rights Agreement, the Company has agreed, amongst other things, that it will file an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) (the “exchange offer registration statement”) with the Securities and Exchange Commission (the “SEC”) relating to an offer to exchange the Notes for new notes issued by the Company that are registered under the Securities Act and otherwise have terms substantially identical to those of the Notes, and to use its commercially reasonable efforts to cause such exchange registration statement to be declared effective by the SEC under the Securities Act. The Company has agreed to use its commercially reasonable efforts to consummate such exchange offer no later than 364 days after the issue date (the “Exchange Deadline”). If the Company is not able to effect the exchange offer or if the Initial Purchasers so request under certain circumstances specified in the Registration Rights Agreement, the Company shall file a shelf registration statement (the “shelf registration statement”) covering the resale of the Notes. The Company will use its commercially reasonable efforts to cause such shelf registration statement to be declared effective by the Exchange Deadline and use its commercially reasonable efforts to keep continuously effective the shelf registration statement for a period of one year after its effective date.

If the Company fails to satisfy its registration obligations by certain dates specified in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

The preceding description is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Termination of Tax Benefits Preservation Plan

On July 1, 2024, the Company entered into a First Amendment (the “Amendment”) to the Tax Benefits Preservation Plan, dated as of November 2, 2023 (the “Tax Benefits Preservation Plan”), between the Company and Equiniti Trust Company, LLC, a New York limited liability trust company, as Rights Agent.

Effective as of July 1, 2024, the Amendment accelerates the Final Expiration Date (as defined in the Tax Benefits Preservation Plan) of the Company’s Series A Junior Participating Preferred Stock purchase rights (the “Rights”) from the close of business on November 2, 2026 to the close of business on July 1, 2024. Accordingly, as of the close of business on July 1, 2024, the Rights expired and the Tax Benefits Preservation Plan effectively terminated as of such time.

The Tax Benefits Preservation Plan was terminated in anticipation of the reincorporation of the Company expected to occur on July 2, 2024 (the “Reincorporation”), whereby the Company will change its state of incorporation from the State of Maryland to the State of Delaware by means of a plan of conversion, to be effective July 2, 2024 (the “Plan of Conversion”). The Reincorporation, as described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 15, 2024 (the “Definitive Proxy Statement”), including the principal terms of the Plan of Conversion, was submitted to a vote of, and approved by, the Company’s stockholders at the Company’s 2024 Annual Meeting of Stockholders held on June 6, 2024 (the “2024 Annual Meeting”).

Following the effectiveness of the Reincorporation, the Company’s Delaware Certificate of Incorporation, will include Charter Tax Benefit Provisions, which are intended to replace the Tax Benefits Preservation Plan, as described in “Proposal 4: Reincorporation to Delaware Corporation—Tax Benefits Preservation Provisions of the Delaware Charter” in the Definitive Proxy Statement which is incorporated herein by reference.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Termination of Tax Benefits Preservation Plan

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the termination of the Tax Benefits Preservation Plan is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

Termination of Tax Benefits Preservation Plan

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the termination of the Tax Benefits Preservation Plan is hereby incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of July 1, 2024 by and among Hannon Armstrong Sustainable Infrastructure Capital, Inc., as issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (including the form of Hannon Armstrong Sustainable Infrastructure Capital, Inc.’s 6.375% Green Senior Unsecured Note due 2034).

4.2	First Amendment to Tax Benefits Preservation Plan, dated as of July 1, 2024, between Hannon Armstrong Sustainable Infrastructure Capital, Inc. and Equiniti Trust Company, LLC.

10.1	Registration Rights Agreement, dated as of July 1, 2024, by and among Hannon Armstrong Sustainable Infrastructure Capital, Inc. and the representatives of the Initial Purchasers party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Dated: July 1, 2024	By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and Chief Legal Officer